As filed with the Securities and Exchange Commission on March 12, 2026
Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GOOSEHEAD INSURANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware		82-3886022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
1500 Solana Blvd Building 4, Suite 4500 Westlake, TX 76262 (214) 838-5500
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Omnibus Incentive Plan Employee Stock Purchase Plan
John O’Connor General Counsel 1500 Solana Blvd Building 4, Suite 4500 Westlake, TX 76262 (214) 838-5500
(Name, address and telephone number, including area code, of agent for service)

With a copy to:	Pedro J. Bermeo Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement has been prepared and filed by Goosehead Insurance, Inc. (“Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering (i) an additional 1,500,000 shares of the Registrant’s Class A common stock, par value $0.01 per share (the “Shares”), that are issuable at any time or from time to time under the Registrant’s Amended and Restated Omnibus Incentive Plan (the “Omnibus Plan”) and (ii) an additional 10,000 Shares that are issuable at any time or from time to time under the Registrant’s Employee Stock Purchase Plan (the “ESPP,” and together with the Omnibus Plan, the “Plans”), pursuant to the provisions of each of the Plans that provide for automatic annual increases in the number of shares reserved for issuance under the Plans. Pursuant to General Instruction E, the contents of the Registration Statements on Form S-8 filed with the Commission on April 26, 2018 (Registration No. 333-224468 and Registration No. 333-224470); June 17, 2019 (Registration No. 333-232150), May 13, 2020 (Registration No. 333-238237), March 23, 2021 (Registration No. 333-254596), March 11, 2022 (Registration No. 333-263482), March 10, 2023 (Registration No. 333-270432), March 14, 2024 (Registration No. 333-277903), and March 21, 2025 (Registration No. 333-285987) including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (File No. 001-38466) (the “Annual Report”), filed with the Commission on February 19, 2026 pursuant to Section 13(a) of the Exchange Act;
(b)    All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and
(c)    The description of the Registrant’s capital stock which is contained in Exhibit 4.1 to the Annual Report, including any amendments or supplements thereto.
    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Registrant’s Amended and Restated Omnibus Incentive Plan (incorporated by reference from Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 12, 2019)
99.2	Registrant’s Employee Stock Purchase Plan (incorporated by reference from Exhibit 99 to the Registrant’s Registration Statement on Form S-8 filed on April 26, 2018)
107	Filing Fee Table (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas on the 12th day of March, 2026.

GOOSEHEAD INSURANCE, INC.
By:	/s/ John O’Connor
	Name:	John O’Connor
	Title:	General Counsel

POWER OF ATTORNEY
    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Mark E. Jones, Mark K. Miller, Mark E. Jones, Jr. and John O’Connor, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Goosehead Insurance, Inc. to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of one or more registration statements on Form S-8 under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign the name of the undersigned to any such registration statement, and any amendments to any such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

[Signature page follows.]

Signature	Title	Date

/s/ Mark K. Miller	Chief Executive Officer, President, and Director (principal executive officer)	March 12, 2026
Mark K. Miller

/s/ Mark E. Jones, Jr.	Chief Financial Officer and Chief Operating Officer (principal financial officer and principal accounting officer)	March 12, 2026
Mark E. Jones, Jr.

/s/ Mark E. Jones	Executive Chairman and Director	March 12, 2026
Mark E. Jones

/s/ Robyn Jones	Vice Chairman and Director	March 12, 2026
Robyn Jones

/s/ Peter Lane	Director	March 12, 2026
Peter Lane

/s/ James Reid	Director	March 12, 2026
James Reid

/s/ Waded Cruzado	Director	March 12, 2026
Waded Cruzado

/s/ William Wade, Jr.	Director	March 12, 2026
William Wade, Jr.

/s/ Louis Goldberg	Director	March 12, 2026
Louis Goldberg